Exhibit 10.1

PURCHASE AGREEMENT

PURCHASE AGREEMENT (this “Agreement”), dated as of June 4, 2021, by and among OCUPHIRE PHARMA, INC., a Delaware corporation (the “Company”), and the investors identified on Schedule I hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investors, and the Investors wish to buy from the Company, (i) the shares listed on Schedule I hereto (the “Purchase Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), and (ii) the Warrants to purchase Common Stock listed on Schedule I hereto, at an aggregate purchase price of $15.0 million.

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1.	CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a)          “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(b)          “Base Prospectus” means the Company’s final base prospectus, dated February 12, 2021, a preliminary form of which is included in the Registration Statement, including the documents incorporated by reference therein.

(c)          “Business Day” means any day on which the Principal Market is open for trading, including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(d)          “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as “Confidential,” “Proprietary” or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party without confidential restriction at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

(e)          “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(f)          “DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.

(g)          “DVP Shares” means shares of Common Stock that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company to the Investor or its designee’s DTC account via “Delivery Versus Payment” settlement.

(h)          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(i)          “Initial Prospectus Supplement” means the prospectus supplement of the Company dated June 4, 2021 relating to the Securities, including the accompanying Base Prospectus, to be prepared and filed by the Company with the SEC pursuant to Rule 424(b)(5) under the Securities Act and in accordance with Section 5(a) hereof, together with all documents and information incorporated therein by reference.

(j)          “Material Adverse Effect” means any material adverse effect on (i) the enforceability of any Transaction Document, (ii) the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, other than any material adverse effect that resulted primarily from (A) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (B) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (C) any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (D) any action taken by the Investor, its affiliates or its successors and assigns with respect to the transactions contemplated by this Agreement, (E) the effect of any change in applicable laws or accounting rules that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (F) any change resulting from compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement, or (G) any change, in and of itself, in the Company’s stock price or trading volume from and after the date hereof (provided, however, that the facts and circumstances underlying any such change may, except as may be provided in subsections (A), (B), (C) (D), (E) or (F) of this definition, be considered in determining whether a Company Material Adverse Effect has occurred), or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination.

(k)          “Person” means an individual or entity including but not limited to any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(l)          “Placement Agent” means A.G.P./Alliance Global Partners.

(m)          “Principal Market” means The Nasdaq Capital Market (or any nationally recognized successor thereto); provided, however, that in the event the Company’s Common Stock is ever listed or traded on The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, the NYSE Arca, the OTC Bulletin Board, or the OTCQX or the OTCQB operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing), then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

(n)          “Prospectus” means the Base Prospectus, as supplemented by any Prospectus Supplement (including the Initial Prospectus Supplement), including the documents and information incorporated by reference therein.

(o)          “Prospectus Supplement” means any prospectus supplement to the Base Prospectus (including the Initial Prospectus Supplement) filed with the SEC pursuant to Rule 424(b) under the Securities Act in connection with the transactions contemplated by this Agreement, including the documents and information incorporated by reference therein.

(p)          “Registration Statement” means the effective registration statement on Form S-3 (Commission File No. 333-252715) filed by the Company with the SEC pursuant to the Securities Act for the registration of shares of its Common Stock, including the Purchase Shares and the Warrant Shares, and certain other securities, as such Registration Statement has been or may be amended and supplemented from time to time, including all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the Securities Act, including any comparable successor registration statement filed by the Company with the SEC pursuant to the Securities Act for the registration of shares of its Common Stock, including the Purchase Shares and the Warrant Shares.

(q)          “SEC” means the U.S. Securities and Exchange Commission.

(r)          “Securities” means, collectively, the Purchase Shares, the Warrants and the Warrant Shares.

(s)          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(t)          “Subsidiary” means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

(u)          “Transaction Documents” means, collectively, this Agreement and the schedules and exhibits hereto, the Warrants, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

(v)          “Transfer Agent” means American Stock Transfer & Trust Company, LLC, or such other Person who is then serving as the transfer agent for the Company in respect of the Common Stock.

(w)          “Warrants” means, collectively, the Common Stock purchase warrants listed on Schedule I hereto delivered to the Investors at the Closing in accordance with Section 2(b) hereof, which Warrants shall be exercisable immediately on the date of issuance and have a term of sixty (60) months after issuance, in the form of Exhibit A attached hereto.

(x)          “Warrant Shares” means the Common Stock issuable upon exercise of the Warrants.

2.	PURCHASE OF COMMON STOCK.

Subject to the terms and conditions set forth in this Agreement, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company, the Securities as follows:

(a)          Purchase of Common Stock.  Upon the satisfaction of the conditions set forth in Sections 7 and 8 hereof (the “Closing” and the date of satisfaction of such conditions the “Closing Date”), the Investors shall purchase (i) the number of Purchase Shares set forth opposite their respective names on Schedule I hereto and (ii) the Warrants set forth opposite their respective names on Schedule I hereto, at a price of $4.875 per Purchase Share and ½ Warrant (the “Per Unit Purchase Price”).

(b)          Payment of Purchase Price.   Each of the Investors shall pay the amount of cash for the number of Purchase Shares and Warrants it is purchasing hereunder set forth opposite its name on Schedule I hereto (as to each Investor, its “Subscription Amount”) to the Company as full payment for all of the Purchase Shares and Warrants to be purchased by such Investor hereunder. Each Investor’s Subscription Amount shall be made available for “Delivery Versus Payment” settlement with the Company or its designee with respect to the number of Purchase Shares set forth opposite such Investor’s name on Schedule I hereto registered in the name of such Investor, in accordance with instructions provided by such Investor to the Company or the Placement Agent on or prior to the Closing Date, and on or prior to the Closing Date, the Company shall deliver a Warrant to purchase up to a number of shares of Common Stock equal to 50% of such Investor’s Purchase Shares, as set forth opposite such Investor’s name on Schedule I hereto, with an exercise price equal to $6.09 per share, subject to adjustment as set forth therein, duly executed on behalf of the Company and registered in the name of such Investor or its designee, via overnight delivery service to the address set forth for such Investor on Schedule I hereto.  Each Investor shall deliver its Subscription Amount, which shall be made available for “Delivery Versus Payment” settlement with the Company or its designee.

(c)          Beneficial Ownership Limitation.  Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and none of the Investors shall purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by such Investor and its respective affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) would result in the beneficial ownership by such Investor and its respective affiliates of more than 9.99% of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”).

3.	INVESTORS’ REPRESENTATIONS AND WARRANTIES.

Each Investor, severally and only with respect to itself and not jointly, represents and warrants to the Company that as of the date hereof and as of the Closing Date:

(a)          Organization, Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.

(c)          Investor Status.  At the time such Investor was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d)          Information.  Such Investor understands that its investment in the Securities involves a high degree of risk.  Such Investor (i) is able to bear the economic risk of an investment in the Securities including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and others matters related to an investment in the Securities.  Neither such inquiries nor any other due diligence investigations conducted by such Investor or its representatives shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in Section 4 below. Such Investor has sought such accounting, legal and tax advice from its own independent advisors as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)          No Governmental Review.  Such Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)          Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of such Investor and is a valid and binding agreement of such Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(g)          Residency.  Such Investor is a resident of the state set forth opposite such Investor’s name on Schedule I hereto.

(h)          Short Selling.  Such Investor represents and warrants to the Company that (i) at no time prior to the date of this Agreement has such Investor or any of its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (A) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (B) hedging transaction, which establishes a net short position with respect to the Common Stock, and (ii) neither such Investor nor any of its agents, representatives or affiliates shall engage in any of the aforementioned transactions in clause (i) hereof at any time beginning on the date of this Agreement and ending when such Investor no longer holds any Warrants.

(i)          No Additional Shares.  Except as otherwise disclosed in writing by each Investor, as applicable, to the Company, none of the Investors beneficially own any securities of the Company prior to the date of this Agreement.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investors that, except as set forth in the disclosure schedules attached hereto, which exceptions shall be deemed to be a part of the representations and warranties made hereunder, as of the date hereof and as of the Closing Date:

(a)          Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any of its Subsidiaries is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.  The Company has no Subsidiaries except as set forth on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

(b)          Authorization; Enforcement; Validity.  (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrants and each of the other Transaction Documents, and to issue the Purchase Shares and the Warrants in accordance with the terms hereof and thereof (and to issue the Warrant Shares upon exercise of the Warrants), (ii) the execution and delivery of this Agreement, the Warrants and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Purchase Shares and the Warrants pursuant to this Agreement (and the issuance of the Warrant Shares upon exercise of the Warrants), have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) each of this Agreement and the Warrants have been and each of the other Transaction Document shall be on the Closing Date, duly executed and delivered by the Company and (iv) each of this Agreement and the Warrants constitutes, and each other Transaction Document upon its execution on behalf of the Company on the Closing Date, shall on the Closing Date constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The Board of Directors of the Company or a committee thereof has approved the resolutions (the “Signing Resolutions”) substantially in the form provided to the Investor to authorize this Agreement, the Warrants, the other Transaction Documents and the transactions contemplated hereby and thereby.  The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any respect.  The Company has delivered to the Investor a true and correct copy of minutes of a meeting of the Board of Directors or a committee thereof of the Company at which the Signing Resolutions were duly adopted by the Board of Directors or a committee thereof or a unanimous written consent adopting the Signing Resolutions executed by all of the members of the Board of Directors or a committee thereof of the Company.  Except as set forth in this Agreement, no other approvals or consents of the Company’s Board of Directors, any authorized committee thereof, and/or stockholders is necessary under applicable laws and the Company’s Certificate of incorporation and/or Bylaws to authorize the execution and delivery of this Agreement or any of the transactions contemplated hereby, including, but not limited to, the issuance of the Purchase Shares and the Warrants, and the execution and delivery of the Warrants, or any of the transactions contemplated thereby, including, but not limited to, the issuance of the Warrant Shares upon exercise of the Warrants.

(c)          Capitalization.  As of the date hereof, the authorized capital stock of the Company is set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.  Except as disclosed in the SEC Documents (as defined below), (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act, (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Purchase Shares and the Warrants as described in this Agreement (or the issuance of the Warrant Shares upon exercise of the Warrants) and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.  The Company has furnished to the Investor true and correct copies of the Company’s certificate of incorporation, as amended and as in effect on the date hereof (the “Certificate of incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and summaries of the material terms of all securities convertible into or exercisable for Common Stock, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto that are not disclosed in the SEC Documents.

(d)          Issuance of Securities. The issuance of the Purchase Shares and the Warrants are duly authorized and, upon issuance and payment in accordance with the terms of the Transaction Documents shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances with respect to the issuance thereof. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than 100% of the maximum number of shares of Common Stock issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants). Upon exercise in accordance with the terms of the Warrants, the Warrant Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances with respect to the issuance thereof. The Purchase Shares and the Warrants are being issued pursuant to the Registration Statement and the offer and sale of the Purchase Shares and the Warrants pursuant to this Agreement has been registered by the Company under the Securities Act.  Upon receipt of the Purchase Shares and the Warrants, the Investor will have good and marketable title to such Purchase Shares and Warrants and such Purchase Shares and Warrants will be immediately freely tradable.

(e)          No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Purchase Shares and the Warrants pursuant to this Agreement) will not (i) result in a violation of the Certificate of incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which could not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of incorporation, any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock of the Company or Bylaws or their organizational charter or bylaws, respectively.  Neither the Company nor any of its Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations or amendments that could not reasonably be expected to have a Material Adverse Effect.  The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.  Except  as required under the Securities Act or applicable state securities laws and the rules and regulations of the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof.  Except as set forth elsewhere in this Agreement, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Closing Date.  Except as disclosed in the SEC Documents, since one year prior to the date hereof, the Company has not received nor delivered any notices or correspondence from or to the Principal Market, other than notices with respect to listing of additional shares of Common Stock and other routine correspondence. Except as disclosed in the SEC Documents, the Principal Market has not commenced any delisting proceedings against the Company.

(f)          SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension.  As of their respective dates and to the Company’s knowledge, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.   None of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  Except as set forth in the SEC Documents, the Company has received no notices or correspondence from the SEC for the one year preceding the date hereof.  To the Company’s knowledge, the SEC has not commenced any enforcement proceedings against the Company.

(g)          Absence of Certain Changes.  Except as disclosed in the SEC Documents, since December 31, 2020, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries.  The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

(h)          Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors in their capacities as such, which could reasonably be expected to have a Material Adverse Effect.

(i)          Acknowledgment Regarding Investors’ Status.  The Company acknowledges and agrees that each of the Investors are acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that none of the Investors are acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by any of the Investors or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Investor’s purchase of the Securities.  The Company further represents to each of the Investors that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(j)          No Integrated Offering.  Neither the Company, nor or any of its affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated. The issuance and sale of the Purchase Shares and Warrants hereunder does not contravene the rules and regulations of the Principal Market.

(k)          Intellectual Property Rights.  The Company and the Subsidiaries own or possess adequate enforceable rights to use all patents, patent applications, trademarks (both registered and unregistered), trade names, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or Confidential Information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries have not received any written notice of any claim of infringement or conflict which asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect. There are no pending, or to the Company’s knowledge, threatened judicial proceedings or interference proceedings challenging the Company’s or any Subsidiary’s rights in or to or the validity of the scope of any of the Company’s or its Subsidiaries’ patents, patent applications or proprietary information. To the Company’s knowledge, no other entity or individual has any right or claim in any of the Company’s or any of its Subsidiary’s patents, patent applications or any patent to be issued therefrom by virtue of any contract, license or other agreement entered into between such entity or individual and the Company or any Subsidiary or by any non-contractual obligation, other than by written licenses granted by the Company or any Subsidiary, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not received any written notice of any claim challenging the rights of the Company or its Subsidiaries in or to any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary which claim, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect.

(l)          Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m)          Title.  Except as set forth in the SEC Documents, the Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects (“Liens”) and, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and its Subsidiaries are in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(n)          Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

(o)          Regulatory Permits.  The Company and the Subsidiaries possess or have obtained, all material licenses, certificates, consents, orders, approvals, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as currently conducted, as described in the Registration Statement and the Prospectus (the “Permits”). Neither the Company nor any Subsidiary has received written notice of any proceeding relating to revocation or modification of any such Permit or has any reason to believe that such Permit will not be renewed in the ordinary course, except where the failure to obtain any such renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)          Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(q)          Transactions With Affiliates.   Except as set forth in the SEC Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)          Application of Takeover Protections.  The Company and its board of directors have taken or will take prior to the Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to any of the Investors as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Purchase Shares and Warrants and the Investors’ ownership of the Securities.

(s)          Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents that will be timely publicly disclosed by the Company pursuant to Section 5(a) hereof, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investor’s or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Registration Statement or any Prospectus Supplement.   The Company understands and confirms that each of the Investors will rely on the foregoing representation in effecting purchases and sales of securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that none of the Investors makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof and, in that case, only with respect to such Investor and not with respect to any other Investor.

(t)          No Improper Practices.  (i) Neither the Company nor, to the Company’s knowledge, the Subsidiaries, nor to the Company’s knowledge, any of their respective executive officers, directors or employees has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any law or of the character required to be disclosed in the Prospectus; (ii) no relationship, direct or indirect, exists between or among the Company or, to the Company’s knowledge, the Subsidiaries or any affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or, to the Company’s knowledge, the Subsidiaries, on the other hand, that is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or the Subsidiaries or any affiliate of them, on the one hand, and the directors, officers, stockholders or directors of the Company or, to the Company’s knowledge, the Subsidiaries, on the other hand, that is required by the rules of FINRA to be described in the Registration Statement and the Prospectus that is not so described; (iv) there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or, to the Company’s knowledge, the Subsidiaries to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; and (v) the Company has not offered, or caused any placement agent to offer, Common Stock to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or the Subsidiaries to alter the customer’s or supplier’s level or type of business with the Company or the Subsidiaries or (B) a trade journalist or publication to write or publish favorable information about the Company or the Subsidiaries or any of their respective products or services, and, (vi) neither the Company nor the Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus.

(u)          Registration Statement.  The Company has prepared and filed with the SEC in accordance with the provisions of the Securities Act the Registration Statement. The Registration Statement was declared effective by order of the SEC on February 12, 2021. The Registration Statement is effective pursuant to the Securities Act and available for the issuance of the Securities thereunder, and the Company has not received any written notice that the SEC has issued or intends to issue a stop order or other similar order with respect to the Registration Statement or the Prospectus or that the SEC otherwise has (i) suspended or withdrawn the effectiveness of the Registration Statement or (ii) issued any order preventing or suspending the use of the Prospectus or any Prospectus Supplement, in either case, either temporarily or permanently or intends or has threatened in writing to do so. The “Plan of Distribution” section of the Prospectus permits the issuance and sale of the Purchase Shares and the Warrants under the terms of this Agreement, and the Warrant Shares upon exercise of the Warrants. At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at each deemed effective date thereof pursuant to Rule 430B(f)(2) of the Securities Act, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Base Prospectus and any Prospectus Supplement thereto, at the time such Base Prospectus or such Prospectus Supplement thereto was issued and on the Closing Date, complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements in or omissions from any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Company meets all of the requirements for the use of a registration statement on Form S-3 pursuant to the Securities Act for the offering and sale of the Securities contemplated by this Agreement and the Warrants in reliance on General Instruction I.B.1. of Form S-3, and the SEC has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) of the Securities Act. The Company hereby confirms that the issuance of the Purchase Shares and the Warrants to the Investors pursuant to this Agreement do not, and the issuance of the Warrant Shares upon exercise of the Warrants would not result in non-compliance with the Securities Act or any of the General Instructions to Form S-3. The Registration Statement, as of its effective date, meets the requirements set forth in Rule 415(a)(1)(x) pursuant to the Securities Act. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) relating to any of the Securities, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act).  The Company has not distributed any offering material in connection with the offering and sale of any of the Securities, and, until none of the Investors hold any of the Purchase Shares or Warrants, shall not distribute any offering material in connection with the offering and sale of any of the Securities, to or by any of the Investors, in each case, other than the Registration Statement or any amendment thereto, the Prospectus or any Prospectus Supplement required pursuant to applicable law or the Transaction Documents. The Company has not made, and agrees that unless it obtains the prior written consent of each of the Investors it will not make, an offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act. The Company shall comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any such free writing prospectus consented to by each of the Investors, including in respect of timely filing with the SEC, legending and record keeping.

(v)          DTC Eligibility.  The Company, through the Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

(w)          Sarbanes-Oxley. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it as of the date hereof.

(x)          Certain Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Investor or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, fees and expenses payable to the Placement Agent in connection with the sale of the Securities.  The fees and expenses of the Placement Agent to be paid by the Company or any of its Subsidiaries are as set forth on Schedule 4(x) attached hereto.  The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.  The Company acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities.  Other than the Placement Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(y)          Investment Company. The Company is not required to be registered as, and immediately after receipt of payment for the Purchase Shares and Warrants will not be required to be registered as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(z)          Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has the Company received any notification that the SEC is currently contemplating terminating such registration. Except as disclosed in the SEC Documents, the Company has not, in the twelve (12) months preceding the date hereof, received any notice from any Person to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. Except as disclosed in the SEC Documents, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(aa)          Accountants.  Baker Tilly US, LLP, whose report dated February 21, 2020, relating to the financial statements of Rexahn Pharmaceuticals, Inc. (since renamed Ocuphire Pharma, Inc.) is filed with the SEC as part of such company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC and incorporated by reference into the Registration Statement and the Prospectus, were, during the periods covered by their report, an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). Ernst & Young LLP, whose report dated July 1, 2020, relating to the financial statements of Ocuphire Pharma, Inc. is filed with the SEC as part of the Company’s Current Report on Form 8-K/A dated December 30, 2020 filed with the SEC and incorporated by reference into the Registration Statement and the Prospectus, are and, during the periods covered by their report, were an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States).

(bb)          No Market Manipulation. The Company has not, and to its knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(cc)          Shell Company Status. The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in General Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

(dd)          Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ee)          Office of Foreign Assets Control.

(i)
Neither the Company nor any Subsidiary (collectively, the “Entity”) nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate or representative of the Entity, is a government, individual, or entity (in this paragraph (uu), “Person”) that is, or is owned or controlled by a Person that is:

(a)
the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(b)	located, organized or resident in a country or territory that is the subject of Sanctions.

(ii)	The Entity will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(a)	to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(b)	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)
The Entity represents and covenants that, except as detailed in the Registration Statement and the Prospectus, for the past 5 years, it has not engaged in and is not now engaged in any dealing or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ff)          Money Laundering. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or the Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company (collectively, the “Money Laundering Laws”), except where the failure to be in such compliance would not reasonably be expected to result in a Material Adverse Effect; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg)          Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)          XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(kk)          Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(ll)          FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

(mm)          IT Systems and Data. (i)(x) To the knowledge of Company, there has been no security breach or other compromise of any of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to the IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, have a Material Adverse Effect; (ii) the Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices.

(nn)          Compliance with Data Privacy Laws. The Company and the Subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, CCPA, and the European Union General Data Protection Regulation (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company has in place, complies with, and takes appropriate steps to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, processing, disclosure, handling, and analysis of personal data and confidential data (the “Policies”). The Company has at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

5.          COVENANTS.

(a)          Filing of Press Release and Initial Prospectus Supplement.  The Company agrees that it shall, (i) prior to 9:30 a.m., New York City Time, on June 4, 2021, issue a press release relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Press Release”) and (ii) file a Current Report on Form 8-K (the “Current Report”), including the Transaction Documents as exhibits thereto, with the SEC prior to 5:30 p.m., New York City Time, on June 4, 2021. The Company further agrees that it shall, within the time required under Rule 424(b) under the Securities Act, file with the SEC the Initial Prospectus Supplement pursuant to Rule 424(b)(5) under the Securities Act, which Initial Prospectus Supplement shall specifically relate to the Securities and shall describe the material terms and conditions of the Transaction Documents, contain information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B under the Securities Act, and disclose all information relating to the Securities and the transactions contemplated by the Transaction Documents required to be disclosed in the Registration Statement and the Prospectus as of the date of the Initial Prospectus Supplement, including, without limitation, information required to be disclosed in the section captioned “Plan of Distribution” in the Prospectus. From and after the issuance of the Press Release, the Company represents to the Investors that it shall have publicly disclosed all material, non-public information delivered to any of the Investors by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of the Press Release with the SEC, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Investors or any of their Affiliates on the other hand, shall terminate. The Company shall provide each Investor with an opportunity to review and comment upon the final draft version of the Press Release and the final pre-filing draft versions of the Current Report and the Initial Prospectus Supplement within a reasonable time prior to their issuance and filing with the SEC, as applicable, and the Company shall give reasonable consideration to all such comments. Each Investor shall use its reasonable best efforts to comment upon the final pre-filing draft versions of the Current Report and the Initial Prospectus Supplement within a reasonable time after such Investor receives them from the Company. Each Investor shall furnish to the Company such information regarding itself, the Securities beneficially owned by it and the intended method of distribution thereof, including any arrangement between such Investor and any other Person relating to the sale or distribution of the Securities, as shall be reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Initial Prospectus Supplement, and shall otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Initial Prospectus Supplement with the SEC. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC or any regulatory agency or the Principal Market, without the prior written consent of such Investor, except: (i) as required by federal securities law in connection with the filing of final Transaction Documents with the SEC and (ii) to the extent such disclosure is required by law or Principal Market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure permitted under this clause (ii).

(b)          Blue Sky. The Company shall take all such action, if any, as is reasonably necessary in order to obtain an exemption for or to register or qualify (i) the offer and sale of the Securities to the Investors under this Agreement and (ii) any subsequent resale of all Securities by the Investors, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by any of the Investors from time to time, and shall provide evidence of any such action so taken to each of the Investors.

(c)          Listing/DTC.  The Company shall promptly secure the listing of all of the Purchase Shares to be issued to the Investor hereunder and all of the Warrant Shares issuable upon exercise of the Warrants on the Principal Market (subject to official notice of issuance) and upon each other national securities exchange or automated quotation system, if any, upon which the Common Stock is then listed, and shall use commercially reasonable efforts to maintain, so long as any shares of Common Stock shall be so listed, such listing of all such Purchase Shares and Warrant Shares. The Company shall use commercially reasonable efforts to maintain the listing of the Common Stock on the Principal Market and shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules and regulations of the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action that would reasonably be expected to result in the delisting or suspension of the Common Stock on the Principal Market.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(c).  The Company shall take all action necessary to ensure that its Common Stock can be transferred electronically as DVP Shares.

(d)          Short Sales and Hedging Transactions.  Each Investor covenants and agrees that neither it, nor any of its respective agents, representatives or Affiliates, shall, at any time beginning on the date of this Agreement and ending when such Investor no longer holds any Warrants, enter into or effect in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

(e)          Reservation of Shares.  So long as any portion of any of the Warrants remains outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the sum of the maximum number of Warrant Shares issuable upon exercise in full of the Warrants (without regard to any limitations on the exercise of the Warrants set forth therein) (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 5(e) be reduced other than proportionally in connection with any exercise of the Warrants. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

(f)          Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents that will be timely publicly disclosed by the Company pursuant to Section 5(a) hereof, the Company confirms that neither it nor any other Person acting on its behalf shall provide any of the Investors or its agents or counsel with any information that constitutes or might constitute material, non-public information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment of any Investor), in addition to any other remedy provided herein or in the other Transaction Documents, if such Investor is holding any Securities at the time of the disclosure of material, non-public information, such Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided such Investor shall have first provided notice to the Company that it believes it has received information that constitutes material, non-public information, the Company shall have at least 24 hours to publicly disclose such material, non-public information prior to any such disclosure by such Investor, the Company shall have failed to demonstrate to such Investor in writing within such time period that such information does not constitute material, non-public information, and the Company shall have failed to publicly disclose such material, non-public information within such time period. None of the Investors shall have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure. The Company understands and confirms that each of the Investors shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

(g)          Subsequent Equity Issuances. From and after the date of this Agreement until thirty days following the Closing Date (the “Initial Restricted Period”), without the consent of the Investors which purchased at least 50.1% in interest of the Purchase Shares and corresponding Warrants, including the Lead Investor (the “Required Investors”), and from and after thirty one days following the Closing Date until sixty (60) days following the Closing Date (together with the Initial Restricted Period, the “Restricted Period”), without the prior written consent of the Investor identified as the “Lead Investor” on Schedule I hereto (the “Lead Investor”) (which may be granted or withheld in its sole discretion), neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (or a combination of units thereof), other than in connection with an Exempt Issuance. Each of the Investors shall be entitled to seek injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required. “Common Stock Equivalents” means any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock. “Exempt Issuance” means the issuance of (i) Purchase Shares and Warrants to the Investors pursuant to this Agreement, and Warrant Shares upon exercise of the Warrants, (ii) shares of Common Stock, Common Stock Equivalents or other securities to any of the Investors pursuant to any other contract or agreement between the Company and such Investor in effect on the date of this Agreement, provided that during the Restricted Period, none of such contracts or agreements are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such contracts or agreements are otherwise materially changed in any manner that adversely affects any other Investor, or upon the exercise, exchange or conversion of any shares of Common Stock, Common Stock Equivalents or other securities issued and outstanding on the date of this Agreement and held by any of the Investors, provided that during the Restricted Period, the exercise or conversion price of any such security is not lowered, none of the terms of such securities are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such securities are otherwise materially changed in any manner that adversely affects any other Investor, (iii)  the issuances of equity-based awards pursuant to an Approved Stock Plan (as defined below), and the issuances of shares of Common Stock upon the exercise or conversion of any such equity-based awards, provided that during the Restricted Period, the exercise or conversion price of any such equity-based award is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such equity-based award are otherwise materially changed in any manner that adversely affects any of the Investors, (iv) shares of Common Stock issued upon the conversion or exercise of Common Stock Equivalents (other than equity-based awards issued pursuant to an Approved Stock Plan that are covered by clause (iii) above) issued and outstanding on the date of this Agreement, provided that the conversion, exercise or other method of issuance (as the case may be) of any such Common Stock Equivalent is made solely pursuant to the conversion, exercise or other method of issuance (as the case may be) provisions of such Common Stock Equivalent that were in effect on the date of this Agreement, and during the Restricted Period the conversion, exercise or issuance price of any such Common Stock Equivalents (other than equity-based awards issued pursuant to an Approved Stock Plan that are covered by clause (iii) above) is not lowered, none of such Common Stock Equivalents (other than equity-based awards issued pursuant to an Approved Stock Plan that are covered by clause (iii) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Common Stock Equivalents (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (iii) above) are otherwise materially changed in any manner that adversely affects any of the Investors, or (v) shares of Common Stock in an “at- the-market offering” (as defined in Rule 415(a)(4) under the Securities Act) through one or more registered broker-dealer(s), pursuant to an agreement between the Company and such registered broker-dealer(s), at a price per share of Common Stock equal to or greater than $7.3118 (representing 150% of the Per Unit Purchase Price), subject to adjustment for any stock splits, reverse stock splits, stock dividends and similar events after the date of this Agreement (such sales of Common Stock referred to in this clause (vi), “Exempt ATM Sales”). “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof.

(h)          Taxes.   The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any Securities to the Investors made under this Agreement or the Warrants, as applicable.

(i)          Securities Law Compliance. For so long as any Investor holds any Securities, the Company shall take all action necessary to cause the Common Stock to continue to be registered as a class of securities under Sections 12(g) or 12(b) of the Exchange Act, shall comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance or resale of the Warrant Shares or if the Warrant is exercised via cashless exercise, the Warrant Shares issued pursuant to any such exercise shall be issued free of all legends.  If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Warrant Shares) is not effective or is not otherwise available for the sale or resale of the Warrant Shares, the Company shall immediately notify the holders of the Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale or resale of the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any Investor to sell, any of the Warrant Shares in compliance with applicable federal and state securities laws).  The Company shall use best efforts to keep a registration statement (including the Registration Statement) registering the issuance or resale of the Warrant Shares effective from and after the date hereof until the earlier of (i) such time that none of the Investors or any of their Affiliates beneficially owns any portion of any of the Warrants and (ii) the expiration of the Warrants in accordance with the terms of the Warrants. Each Investor shall furnish to the Company such information regarding itself, its affiliates, the Securities beneficially owned by it and the intended method of distribution thereof as shall be reasonably requested by the Company in connection with the preparation and filing of any such amendment to the Registration Statement or any such Prospectus Supplement, and shall otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any such registration statement or any amendment or supplement to the Registration Statement in connection with the performance by the Company of its obligations hereunder. The Company shall comply with all applicable federal, state and foreign securities laws in connection with the offer, issuance and sale by the Company of the Securities contemplated by the Transaction Documents. Without limiting the generality of the foregoing, neither the Company nor any of its officers, directors or affiliates will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which would reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(j)          Integration. From and after the date of this Agreement, neither the Company, nor any of its affiliates will, and the Company shall use its reasonable best efforts to ensure that no Person acting on any of their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with other offerings of securities by the Company in a manner that would require stockholder approval pursuant to the rules and regulations of the Principal Market on which any of the securities of the Company are listed or designated, unless stockholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of such Principal Market.

(k)          Use of Proceeds. The Company will use the net proceeds from the offering of the Purchase Shares and the Warrants as described in the Prospectus.

(l)          Variable Rate Transactions. From and after the date of this Agreement until the third (3rd) anniversary of the Closing Date, without the prior written consent of the Lead Investor (which may be granted or withheld in its sole discretion), the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (A) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (1) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (2) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (B) enters into any agreement (including, without limitation, an “equity line of credit”) with any Person, other than with the Lead Investor, whereby the Company or any Subsidiary may sell securities at a future determined price. Notwithstanding the foregoing, beginning on the Business Day immediately following the last day of the Restricted Period (and in no event during the Restricted Period), the Company may sell shares of Common Stock in an “at- the-market offering” (as defined in Rule 415(a)(4) under the Securities Act) through one or more registered broker-dealer(s), pursuant to an agreement between the Company and such registered broker-dealer(s), irrespective of whether such sales are Exempt ATM Sales. Each of the Investors shall be entitled to seek injunctive relief against the Company and its Subsidiaries to preclude any such agreement, plan, arrangement or transaction, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

(m)          Participation Right. From and after the date of this Agreement until the first (1st) anniversary of the Closing Date, and except as set forth in clause (x) of this Section 5(m), the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) for cash consideration (a “Subsequent Financing”), unless the Company shall have first complied with this Section 5(m). The Company acknowledges and agrees that the right set forth in this Section 5(m) is a right granted by the Company, separately, to each Investor.

(i)            Between 4:00 p.m. and 7:00 p.m., New York time, on the second (2nd) Business Day immediately preceding the Business Day of a proposed or intended Subsequent Financing (each, a “Subsequent Financing Date”), the Company shall deliver to each Investor a written notice of its intention to effect a Subsequent Financing (each, a “Pre-Notice”) (the Company shall use best efforts to ensure that each Investor has received and acknowledged receipt of the Pre-Notice within such time period), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (x) a statement that the Company proposes or intends to effect a Subsequent Financing (without disclosing the specific terms or conditions of the proposed Subsequent Financing or the securities to be offered and sold therein), (y) a representation that such statement (described in clause (x) above) does not constitute material, non-public information regarding the Company, its business or its securities and (z) a statement informing such Investor that it is entitled to receive a Subsequent Financing Notice (as defined below) containing material, non-public information with respect to such Subsequent Financing upon its timely written request in accordance with this Section 5(m).

(ii)           If such Investor consents to receive material, non-public information with respect to such Subsequent Financing, such Investor shall deliver a written request therefor to the Company, not later than 9:00 a.m., New York time, on the Business Day immediately preceding the Business Day of the proposed or intended Subsequent Financing, and upon such written request by such Investor delivered to the Company prior to such time, and only upon such written request by such Investor, the Company shall promptly thereafter, but not later than two (2) hours after such written request by such Investor was properly delivered to the Company, deliver to such Investor a written notice of the proposed Subsequent Financing (a “Subsequent Financing Notice”), which shall (A) describe in reasonable detail the proposed terms and conditions of such Subsequent Financing, including, without limitation, the proposed terms of the securities to be offered and sold in such Subsequent Financing (the “Offered Securities”), the total amount of proceeds intended to be raised and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected, (B) include, as an attachment thereto, a term sheet or similar document setting forth the material terms and conditions of such Subsequent Financing, including, without limitation, the material terms of the Offered Securities, and (C) offer to issue and sell to such Investor, upon the terms and subject to the conditions of the Subsequent Financing set forth in the Subsequent Financing Notice, at the same price per Offered Security to be paid by each other Person participating in such Subsequent Financing, such Investor’s pro rata portion of 50% of the Offered Securities (such 50% of Offered Securities in the aggregate, the “Maximum Investor Participation Amount”), provided that the number of Offered Securities which such Investor shall have the right to subscribe for under this Section 5(m) shall be (x) based on such Investor’s pro rata portion of the aggregate number of Purchase Shares purchased hereunder by all Investors on the Closing Date (the “Basic Amount”), and (y) with respect to the Lead Investor only, if the Lead Investor shall elect to purchase its full Basic Amount hereunder, any additional portion of the Offered Securities attributable to the Basic Amounts of other Investors as the Lead Investor shall indicate it will purchase or acquire should any one or more of the other Investors subscribe for less than their respective Basic Amounts (such undersubscribed Basic Amounts, in the aggregate, the “Undersubscription Amount”).

(iii)          In the event that such Investor elects to participate in such Subsequent Financing for all or any part of such Investor’s Basic Amount, such Investor must deliver a written notice to the Company prior to the later of (i) 11:00 a.m., New York time, on the Business Day on which such proposed or intended Subsequent Financing shall occur as set forth in the Subsequent Financing Notice and (ii) two (2) hours after the time that the applicable Subsequent Financing Notice is received by such Investor (the “Notice Termination Time”), setting forth: (A) a statement that such Investor elects to participate in such Subsequent Financing, (B) (1) the portion of such Investor’s Basic Amount that such Investor elects to purchase in such Subsequent Financing, and, (2) with respect to the Lead Investor only, if the Lead Investor shall elect to purchase all of the Lead Investor’s Basic Amount, the portion of the Undersubscription Amount, if any, that the Lead Investor shall elect to purchase in addition to the Lead Investor’s Basic Amount, and (C) a representation that such Investor has sufficient funds available to purchase such Basic Amount (and with respect to the Lead Investor only, such Undersubscription Amount in addition to such Basic Amount) in such Subsequent Financing on the terms and subject to the conditions set forth in the applicable Subsequent Financing Notice received by such Investor (the “Notice of Acceptance”). If the Company does not receive a Notice of Acceptance from an Investor prior to the applicable Notice Termination Time, such Investor shall be deemed to have elected not to participate in the Subsequent Financing on the terms set forth in the applicable Subsequent Financing Notice received by such Investor.

(iv)          Notwithstanding the foregoing, if the Company desires to change, modify or amend any of the terms or conditions of a Subsequent Financing, or the Offered Securities to be sold therein, set forth in a Subsequent Financing Notice delivered to the Investors hereunder, the Company shall promptly, but not later than 10:00 p.m., New York time, on the Business Day immediately preceding the Business Day on which such Subsequent Financing is intended to occur, deliver to each Investor a new written Subsequent Financing Notice describing in reasonable detail the terms and conditions of such Subsequent Financing and Offered Securities, as amended, and each Investor will again have the right to participate in such Subsequent Financing upon the terms and conditions, as amended, set forth in such new Subsequent Financing Notice, provided such Investor delivers to the Company a Notice of Acceptance providing the information described in the penultimate sentence of Section 5(m)(iii) above, prior to the Notice Termination Time with respect to such new Subsequent Financing Notice, which shall be the later of (I) 11:00 a.m., New York time, on the Business Day on which such proposed Subsequent Financing providing for such amended terms and conditions as set forth in the new Subsequent Financing Notice delivered to such Investor hereunder is intended to occur and (II) two (2) hours after the time that such new Subsequent Financing Notice was received by such Investor. If by the Notice Termination Time, an Investor has delivered to the Company a Notice of Acceptance in which it has elected to purchase in such Subsequent Financing an aggregate amount of Offered Securities that is greater than such Investor’s Basic Amount, such Investor shall be deemed to have elected to participate for such Investor’s applicable Basic Amount in the Subsequent Financing on the terms set forth in the applicable Subsequent Financing Notice received by such Investor.

(v)           If by the Notice Termination Time, the Investors, in the aggregate, have elected to purchase in such Subsequent Financing an aggregate amount of Offered Securities that is equal to or less than the Maximum Investor Participation Amount, or none of the Investors has elected to participate in such Subsequent Financing, then the Company may (A) offer, issue and sell all or any part of an Investor’s Basic Amount as to which a Notice of Acceptance has not been given by such Investor (or by the Lead Investor as part of the Undersubscription Amount that the Lead Investor has elected to purchase pursuant to the Lead Investor’s Notice of Acceptance) (all such Offered Securities included in the Maximum Investor Participation Amount that are not designated in a Notice of Acceptance as Offered Securities to be purchased by Investors in such Subsequent Financing, the “Other Securities”), pursuant to a definitive agreement(s) (the “Subsequent Financing Agreement”), but only to the offerees described in the Subsequent Financing Notice and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the most recent Subsequent Financing Notice received by the Investors and (B) to publicly announce (x) the execution of such Subsequent Financing Agreement, and (y) either (I) the consummation of the transactions contemplated by such Subsequent Financing Agreement or (II) the termination of such Subsequent Financing Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Financing Agreement and any documents contemplated therein filed as exhibits thereto. If a definitive agreement containing the terms and conditions of such Subsequent Financing as set forth in the Subsequent Financing Notice delivered to the Investors is not entered into by the Company for any reason within five (5) Business Days after the date the initial Subsequent Financing Notice for such Subsequent Financing was first delivered to the Investors hereunder, and to the extent that the Company determines to proceed with such Subsequent Financing, the Company shall promptly, but not later than 10:00 p.m., New York time, on the Business Day immediately preceding the Business Day on which such Subsequent Financing is intended to occur, deliver to each of the Investor a new written Subsequent Financing Notice describing in reasonable detail the terms and conditions of such Subsequent Financing and Offered Securities, as amended, and each of the Investors will again have the right to participate in such Subsequent Financing upon the terms and conditions, as amended, set forth in such new Subsequent Financing Notice, provided such Investor delivers to the Company a Notice of Acceptance providing the information described in the penultimate sentence of Section 5(m)(iii) above, prior to the Notice Termination Time with respect to such new Subsequent Financing Notice, which shall be the time period described in Section 5(m)(iv) above.

(vi)          In the event the Company shall propose to sell less than all the Other Securities (any such sale to be in the manner and on the terms specified in Section 5(m)(v) above), then each Investor may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Investor elected to purchase pursuant to Section 5(m)(iii) above multiplied by a fraction, (A) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to such Investor pursuant to this Section 5(m) prior to such reduction) and (B) the denominator of which shall be the original amount of the Offered Securities. In the event that such Investor so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered each Investor in accordance with Section 5(m)(i) and (ii) above.

(vii)         Upon the closing of the issuance, sale or exchange of all or less than all of the Other Securities, such Investor shall acquire from the Company, and the Company shall issue to such Investor, the number or amount of the Basic Amount (and with respect to the Lead Investor only, the number or amount of the Undersubscription Amount in addition to the Lead Investor’s Basic Amount) specified in its Notice of Acceptance, as reduced pursuant to Section 5(m)(vi) above if such Investor has so elected, upon the terms and conditions specified in the Subsequent Financing Agreement. The purchase by such Investor of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Investor of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Investor and its counsel. Any Offered Securities not acquired by an Investor or other Persons in accordance with this Section 5(m) may not be issued, sold or exchanged until they are again offered to the Investors under the procedures specified in this Section 5(m).

(viii)        The Company and each Investor agree that, if any Investor elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision that, directly or indirectly, will, or is intended to, exclude one or more of the Investors from participating in a Subsequent Financing, including, but not limited to, provisions whereby such Investor shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Investor.  In addition, the Company and each Investor agree that, in connection with a Subsequent Financing, the transaction documents related to the Subsequent Financing shall include a requirement for the Company to issue a widely disseminated press release by 9:30 am (New York City time) on the Business Day of execution of the transaction documents in such Subsequent Financing (or, if the date of execution is not a Business Day, on the immediately following Business Day) that discloses the material terms of the transactions contemplated by the transaction documents in such Subsequent Financing.

(ix)          Notwithstanding anything to the contrary in this Section 5(m) and unless otherwise agreed to by such Investor, the Company shall either confirm in writing to such Investor that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that such Investor will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Subsequent Financing Notice. If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by such Investor, such transaction shall be deemed to have been abandoned and such Investor shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide such Investor with another Subsequent Financing Notice and such Investor will again have the right of participation set forth in this Section 5(m).

(x)           The restrictions contained in this Section 5(m) shall not apply in connection with (i) an Exempt Issuance, (ii) beginning on the Business Day immediately following the last day of the Restricted Period (and in no event during the Restricted Period) or thereafter, the issuance of any securities of the Company in connection with a merger, joint venture, licensing arrangement or any other similar non-capital raising transaction, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company, or (iii) beginning on the Business Day immediately following the last day of the Restricted Period (and in no event during the Restricted Period) or thereafter, the issuance of any Common Stock by the Company in a firm commitment underwritten public offering of Common Stock by the Company.

(n)          Other Transactions. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under any of the Transaction Documents to which it is a party, including, without limitation, the obligation of the Company to deliver the Purchase Shares and the Warrants to the Investors in accordance with the terms of this Agreement, or to deliver the Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrants.

(o)          Corporate Existence.   So long as any of the Investors beneficially owns any portion of any of the Warrants, the Company shall not be party to any Fundamental Transaction (as defined in the Warrant) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants.

(p)          Exercise Procedures. The form of Exercise Notice (as defined in the Warrants) included in the Warrants sets forth the totality of the procedures required of the Investors in order to exercise the Warrants. No legal opinion or other information or instructions shall be required of any Investor to exercise any portion of such Investor’s Warrants. The Company shall honor exercises of the Warrants and shall deliver the applicable number of Warrant Shares in accordance with the terms, conditions and time periods set forth in the Warrants. Without limiting the preceding sentences, no ink-original Exercise Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Notice form be required in order to exercise any portion of any of the Warrants.

(q)          Issuance of Warrant Shares Upon Exercise of Warrants Unconditional and Absolute. The Company acknowledges that its obligations under this Agreement and the Warrants with respect to the Warrant Shares, including, without limitation, its obligation to issue the Warrant Shares upon exercise of the Warrants, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Investor and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

(r)          Equal Treatment of Investors. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to such Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

(s)          Shareholders’ Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Investor is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Investors.

6.          TRANSFER AGENT.

The Company represents and warrants that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents.  If an Investor effects a sale, assignment or transfer of the Securities, the Company shall permit the transfer and shall promptly instruct its Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Investor to effect such sale, transfer or assignment.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to an Investor. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6, that an Investor shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.  The Company shall cause its counsel to issue a legal opinion to the Transfer Agent in form and substance reasonably acceptable to Investors which purchased at least 50.1% in interest of the Purchase Shares and corresponding Warrants, including the Lead Investor (the “Required Investors”)  as follows: (i) at the Closing with respect to the Purchase Shares, (ii) upon each exercise of the Warrants with respect to the Warrant Shares (unless such issuance is covered by a prior legal opinion previously delivered to the Transfer Agent), and (iii) on each date a registration statement with respect to the issuance or resale of any of the Warrant Shares is declared effective by the SEC. Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the issuance of such opinions shall be borne by the Company.

7.	CONDITIONS TO THE COMPANY’S OBLIGATION TO ISSUE AND SELL THE PURCHASE SHARES AND THE WARRANTS.

The obligation of the Company hereunder to issue and sell the Purchase Shares and the Warrants to the Investors on the Closing Date is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions:

(a)          Each of the Investors shall have executed this Agreement and delivered the same to the Company;

(b)          No stop order with respect to the Registration Statement shall be pending or threatened by the SEC; and

(c)         The representations and warranties of the Investors shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made at that time.

8.	CONDITIONS TO THE INVESTORS’ SEVERAL AND NOT JOINT OBLIGATION TO PURCHASE THE PURCHASE SHARES AND THE WARRANTS.

The several and not joint obligation of each Investor under this Agreement to purchase the number of Purchase Shares and Warrants set forth opposite its name on Schedule I hereto is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions:

(a)          The Company shall have executed each of the Transaction Documents to which it is a party and delivered the same to each of the Investors;

(b)          The Common Stock shall be listed or quoted on the Principal Market, trading in the Common Stock shall not have been within the last 365 days suspended by the SEC or the Principal Market, and all Purchase Shares to be issued by the Company to the Investors pursuant to this Agreement and all Warrant Shares issuable upon exercise of the Warrants shall have been, if applicable, approved for listing or quotation on the Principal Market in accordance with the applicable rules and regulations of the Principal Market, subject only to official notice of issuance;

(c)          Each of the Investors shall have received the opinions of the Company’s legal counsel dated as of the Closing Date in the form reasonably acceptable to the Lead Investor;

(d)          The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, the portion of such representations and warranties so qualified shall be true and correct without further qualification) as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  The Investors shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Closing Date, to the foregoing effect in the form attached hereto as Exhibit B;

(e)          The Board of Directors of the Company shall have adopted resolutions in substantially the form previously provided to the Investors, which shall be in full force and effect without any amendment or supplement thereto as of the Closing Date;

(f)          The Irrevocable Transfer Agent Instructions shall have been delivered to and acknowledged in writing by the Company and the Company’s Transfer Agent;

(g)          The Company shall have delivered to the Investors a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware as of a date within ten (10) Business Days of the Closing Date;

(h)          The Company shall have delivered to the Investors a certified copy of the Certificate of incorporation as certified by the Secretary of State of the State of Delaware within ten (10) Business Days of the Closing Date;

(i)          The Company shall have delivered to the Investors a secretary’s certificate executed by the Secretary of the Company, dated as of the Closing Date, in the form attached hereto as Exhibit C;

(j)          The Registration Statement shall be effective and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC. The Company shall have a maximum dollar amount certain of securities, including the Securities, registered under the Registration Statement which is sufficient to issue to the Investors not less than all of the Purchase Shares and Warrants to be purchased under the Purchase Agreement and not less than all of the Warrant Shares issuable upon exercise of the Warrants. The Current Report and the Initial Prospectus Supplement each shall have been filed with the SEC, as required pursuant to Section 5(a), and copies of the Prospectus shall have been delivered to the Investors in accordance with Section 5(l) hereof. The Prospectus shall be current and available for the issuance and sale of all of the Purchase Shares and Warrants by the Company to the Investors pursuant to this Agreement and all of the Warrant Shares upon exercise of the Warrants. Any other Prospectus Supplements required to have been filed by the Company with the SEC under the Securities Act at or prior to the Closing Date shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Securities Act. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC at or during the 12-month period immediately preceding the Closing Date pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act, including any applicable extension periods contemplated by the Exchange Act;

(k)          The Company shall be eligible to transfer its Common Stock, including all of the Purchase Shares electronically as DVP Shares;

(l)          All federal, state and local governmental laws, rules and regulations applicable to the transactions contemplated by the Transaction Documents and necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been complied with, and all consents, authorizations and orders of, and all filings and registrations with, all federal, state and local courts or governmental agencies and all federal, state and local regulatory or self-regulatory agencies necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been obtained or made, including, without limitation, in each case those required under the Securities Act, the Exchange Act, applicable state securities or “Blue Sky” laws or applicable rules and regulations of the Principal Market, or otherwise required by the SEC, the Principal Market or any state securities regulators;

(m)          No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state, local or foreign court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents;

(n)          No action, suit or proceeding before any federal, state, local or foreign arbitrator or any court or governmental authority of competent jurisdiction shall have been commenced or threatened, and no inquiry or investigation by any federal, state, local or foreign governmental authority of competent jurisdiction shall have been commenced or threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions;

(o)          No Person shall have commenced a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(p)          The Company, pursuant to or within the meaning of any Bankruptcy Law, shall not have (i) commenced a voluntary case, (ii) consented to the entry of an order for relief against it in an involuntary case, (iii) consented to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) made a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

(q)          A court of competent jurisdiction shall not have entered an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company or any Subsidiary; and

(r)          The officers and directors shall have delivered to the Investors a lock-up agreement in the form agreed to between the Company and the Placement Agent.

9.	INDEMNIFICATION.

In consideration of the Investors’ execution and delivery of this Agreement and acquiring the Purchase Shares and the Warrants hereunder, and in addition to all of the Company’s other obligations under the Transaction Documents to which it is a party, the Company shall defend, protect, indemnify and hold harmless each Investor and all of its affiliates, stockholders, officers, directors and employees and any of the foregoing Person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by the Transaction Documents) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to: (a) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in any of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of any of the Transaction Documents or any other certificate, instrument or  document contemplated hereby or thereby, (d) any violation of the Securities Act, the Exchange Act, state securities or “Blue Sky” laws, or the rules and regulations of the Principal Market in connection with the transactions contemplated by the Transaction Documents by the Company or any of its affiliates, officers, directors or employees, (e) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement or any amendment thereto or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (f) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Prospectus, or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (I) the indemnity contained in clause (c) of this Section 9 shall not apply to any Indemnified Liabilities which directly and primarily result from the fraud, gross negligence or willful misconduct of an Indemnitee, (II) the indemnity contained in clauses (d), (e) and (f) of this Section 9 shall not apply to any Indemnified Liabilities of an Investor to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor expressly for use in any Prospectus Supplement (it being hereby acknowledged and agreed that the written information set forth on Exhibit D attached hereto with respect to the Lead Investor is the only written information furnished to the Company by or on behalf of the Lead Investor expressly for use in the Initial Prospectus Supplement), if the Prospectus was timely made available by the Company to such Investor pursuant to Section 5(l), (III) the indemnity contained in clauses (d), (e) and (f) of this Section 9 shall not inure to the benefit of an Investor to the extent such Indemnified Liabilities are based on a failure of such Investor to deliver or to cause to be delivered the Prospectus made available by the Company, if such Prospectus was timely made available by the Company pursuant to Section 5(l), and if delivery of the Prospectus by such Investor was required under the Securities Act with respect to the Securities and such delivery by such Investor would have cured the defect giving rise to such Indemnified Liabilities, and (IV) the indemnity in this Section 9 shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  Any required indemnification payment for any particular claim shall be made within thirty (30) days from the date an Investor makes a written request for it. A certificate containing reasonable detail as to the amount of such indemnification submitted to the Company by an Investor shall be conclusive evidence, absent manifest error, of the amount due from the Company to such Investor. If any action shall be brought against any Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnitee. Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnitee, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.

10.          RESERVED.

11.          TERMINATION

This Agreement may be terminated only as follows:

(a)          If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, this Agreement shall automatically terminate without any liability or payment to the Company (except as set forth below) without further action or notice by any Person.

(b)          In the event that the Closing shall not have occurred on or before June 15, 2021, due to the failure to satisfy the conditions set forth in Sections 7 and 8 above with respect to the Closing, either the Company, on the one hand, or any Investor, on the other hand, shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of any party to any other party (except as set forth below); provided, however, that the right to terminate this Agreement under this Section 11(b) shall not be available to any party if such party is then in breach of any covenant or agreement contained in this Agreement or any representation or warranty of such party contained in this Agreement fails to be true and correct such that the conditions set forth in Section 7(c) or Section 8(d), as applicable, could not then be satisfied. Any termination of this Agreement pursuant to this Section 11(b) shall be effected by written notice from the Company to each of the Investors, or any Investor to the Company and each of the other Investors, as the case may be, setting forth the basis for the termination hereof.

The representations and warranties and covenants of the Company and the Investors contained in Sections 3, 4, 5, and 6 hereof, the indemnification provisions set forth in Section 9 hereof and the agreements and covenants set forth in Sections 10, 11 and 12, shall survive the Closing and any termination of this Agreement.  No termination of this Agreement shall be deemed to release the Company or any Investor from any liability for intentional misrepresentation or willful breach by such party of any of the Transaction Documents to which it is a party.

12.          MISCELLANEOUS.

(a)          Governing Law; Jurisdiction; Jury Trial.  The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Illinois, County of Cook, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and the other Transaction Documents and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b)          Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(c)          Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)          Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)          Entire Agreement; Amendment.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements among the Investors, the Company, their respective affiliates and Persons acting on their behalf with respect to the subject matter hereof, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any of the Investors makes any representation, warranty, covenant or undertaking with respect to such matters.  The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Required Investors (or, prior to the Closing, the Company and each Investor) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 12(e) shall be binding upon each Investor and the Company.

(f)          Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) (a) at the time of transmission, if such notice or communication is delivered via facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) at the facsimile number as set forth below or on Schedule I or email attachment (provided that no automated message of failure of delivery is generated by the sender’s server at the time of transaction) at the email address as set forth below or on Schedule I on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, and (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) at the facsimile number as set forth below or on Schedule I or email attachment (provided that no automated message of failure of delivery is generated by the sender’s server at the time of transaction) at the email address as set forth below or on Schedule I on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:
Ocuphire Pharma, Inc.
37000 Grand River Avenue, Suite 120
Farmington Hills, MI 48335
Telephone:	(248) 681-9815
E-mail:	msooch@ocuphire.com
Attention:	Mina Sooch

With a copy to (which shall not constitute notice or service of process):
Honigman LLP
650 Trade Center Way, Suite 200
Kalamazoo, MI 49002-0402
Telephone:	(269) 337-7700
E-mail:	ptorrence@honigman.com
Attention:	Phillip D. Torrence, Esq.

If to an Investor, to its address set forth opposite its name on Schedule I hereto, with copies to such Investor’s representatives as set forth on Schedule I hereto,

With a copy for informational purposes only to (which shall not constitute notice or service of process):

Dorsey & Whitney LLP
51 West 52nd Street
New York, NY 10019
Telephone:	(212) 415-9214
Facsimile:	(212) 953-7201
E-mail:	marsico.anthony@dorsey.com
Attention:	Anthony J. Marsico, Esq.

If to the Transfer Agent:
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Telephone:	(718) 921-8542
Facsimile:	(718) 765-8742
Email:	dmosley@astfinancial.com
Attention:	DeVonna Mosley

or at such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email account containing the time, date, and recipient facsimile number or email address, as applicable, and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or email or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and any permitted successors and assigns of the Company.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Investors, including by merger or consolidation.  None of the Investors may assign its rights or obligations under this Agreement.

(h)          No Third Party Beneficiaries.  The Placement Agent shall be the third party beneficiary of the representations and warranties of each Investor, severally and only with respect to itself and not jointly, in Section 3, and the representations and warranties of the Company in Section 4. This Agreement is intended for the benefit of the parties hereto and any permitted successors and assigns of the Company and, except as set forth in Section 9, is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)          Publicity.  The Company shall afford each of the Investors and its counsel with the opportunity to review and comment upon the form and substance of, and shall give reasonable consideration to all such comments from such Investor or its counsel on, any press release, SEC filing or any other public disclosure by or on behalf of the Company relating to such Investor, its purchases hereunder or any aspect of the Securities, any of the Transaction Documents or the transactions contemplated thereby, not less than 24 hours prior to the issuance, filing or public disclosure thereof. Each Investor must be provided with a final version of any such press release, SEC filing or other public disclosure at least 24 hours prior to any release, filing or use by the Company thereof. The Company agrees and acknowledges that its failure to fully comply with this provision constitutes a Material Adverse Effect.  Except as contemplated in Section 5(f) hereof, no Investor shall issue a press release or any other public disclosure regarding this Agreement or the substance hereof without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

(j)          Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)          No Financial Advisor, Placement Agent, Broker or Finder.    The Company represents and warrants to each of the Investors that, except for the Placement Agent and for the obligations set forth in the placement agency agreement between the Company and the Placement Agent, dated June 4, 2021, it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby.  Each Investor, severally and only with respect to itself and not jointly, represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby.  The Company shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and hold each of the Investors harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out of pocket expenses) arising in connection with any such claim.

(l)          No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)          Remedies, Other Obligations, Breaches and Injunctive Relief.  The Investors’ remedies provided in this Agreement, including, without limitation, the Investors’ remedies provided in Section 9, shall be cumulative and in addition to all other remedies available to the Investors under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of any of the Investors contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit any Investor’s right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investors and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, any Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(n)          Enforcement Costs.  If: (i) this Agreement is placed by any Investor in the hands of an attorney for enforcement or is enforced by any Investor through any legal proceeding; (ii) an attorney is retained to represent any Investor in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Agreement; or (iii) an attorney is retained to represent any Investor in any other proceedings whatsoever in connection with this Agreement, then the Company shall pay to such Investor, as incurred by such Investor, all reasonable costs and expenses including attorneys’ fees incurred in connection therewith, in addition to all other amounts due hereunder. If this Agreement is placed by the Company in the hands of an attorney for enforcement against an Investor or is enforced by the Company against an Investor through any legal proceeding, then such Investor against whom this Agreement is so enforced shall pay to the Company, as incurred by the Company, all reasonable costs and expenses including reasonable attorneys’ fees incurred in connection therewith, in addition to all other amounts due hereunder.

(o)          [Reserved].

(p)          Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under the Transaction Documents are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Investors are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Investors are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Investor to purchase the Purchase Shares and the Warrants pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with such Investor making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring such Investor’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Investor confirms that each Investor has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, the Warrants or out of any other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  The use of a single agreement to effectuate the purchase and sale of the Purchase Shares and the Warrants contemplated hereby was solely in the control of the Company, not the action or decision of any Investor, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Investor.  It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

(q)          Counsel to Lead Investor.  It is expressly understood and agreed by the Company and each of the Investors that Dorsey & Whitney LLP has acted as counsel and has rendered legal advice only to the Lead Investor, and not to the Company, any other Investor or any other Person in connection with the transactions contemplated by the Transaction Documents, and that each of the Company and each Investor other than the Lead Investor has relied for such matters on the advice of its own respective legal counsel.

(r)          Expenses.  The Company has (i) paid the Lead Investor $50,000 prior to the date of this Agreement and (ii) agreed to pay the Lead Investor an additional $50,000 upon the signing of this Agreement, together, as the full and complete expense reimbursement of the Lead Investor’s expenses in connection with the transaction contemplated hereby, including any due diligence expenses and legal fees. In addition to the foregoing, the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, DTC fees or broker’s commissions (other than for Persons engaged by any Investor) relating to or arising out of the transactions contemplated hereby (including, without limitation, any fees or commissions payable to the Placement Agent, who is the Company’s sole placement agent in connection with the transactions contemplated by this Agreement). The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.  Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Investors.

*     *     *     *     *

IN WITNESS WHEREOF, the Investors and the Company have caused this Agreement to be duly executed as of the date first written above.

THE COMPANY:

OCUPHIRE PHARMA, INC.

By:
Name:
Title:

INVESTORS:

[NAME]

By:
Name:
Title:

[NAME]

By:
Name:
Title:

[NAME]

By:
Name:
Title:

SCHEDULES

Schedule I	Investors

EXHIBITS

Exhibit A	Form of Warrant
Exhibit B	Form of Officer’s Certificate
Exhibit C	Form of Secretary’s Certificate
Exhibit D	Information Regarding Lead Investor for Prospectus

SCHEDULE I

Investors

EXHIBIT A

Form of Warrant
[attached]

EXHIBIT B

FORM OF OFFICER’S CERTIFICATE

This Officer’s Certificate (“Certificate”) is being delivered pursuant to Section 8(d) of that certain Purchase Agreement dated as of June [__], 2021, (“Purchase Agreement”), by and among OCUPHIRE PHARMA, INC., a Delaware corporation (the “Company”), and the investors identified on Schedule I thereto (each, an “Investor” and collectively, the “Investors”).  Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned, ___________, ______________ of the Company, hereby certifies, on behalf of the Company and not in his individual capacity, as follows:

1.          I am the _____________ of the Company and make the statements contained in this Certificate;

2.          The representations and warranties of the Company are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 of the Purchase Agreement, in which case, such representations and warranties are true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, in which case such representations and warranties are true and correct as of such date);

3.          The Company has performed, satisfied and complied in all material respects with covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

4.          The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

IN WITNESS WHEREOF, I have hereunder signed my name on this ___ day of ___________.

Name:
Title:

The undersigned as Secretary of OCUPHIRE PHARMA, INC., a Delaware corporation, hereby certifies that ___________ is the duly elected, appointed, qualified and acting ________ of _________ and that the signature appearing above is his genuine signature.

Name:
Title:

EXHIBIT C

FORM OF SECRETARY’S CERTIFICATE

This Secretary’s Certificate (“Certificate”) is being delivered pursuant to Section 8(i) of that certain Purchase Agreement dated as of June [___], 2021 (“Purchase Agreement”), by and between OCUPHIRE PHARMA, INC., a Delaware corporation (the “Company”), and the investors identified on Schedule I thereto (each, an “Investor” and collectively, the “Investors”), pursuant to which the Company may sell to the Investors an aggregate of [__________] shares (the “Purchase Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), and warrants (“Warrants”) to purchase up to an aggregate of [___________] shares of Common Stock, for a total aggregate purchase price of $[_________].  Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned, _____________, Secretary of the Company, hereby certifies, on behalf of the Company and not in his individual capacity, as follows:

1.          I am the Secretary of the Company and make the statements contained in this Secretary’s Certificate.

2.          Attached hereto as Exhibit A and Exhibit B are true, correct and complete copies of the Company’s bylaws (“Bylaws”) and Certificate of Incorporation (“Charter”), in each case, as amended or restated through the date hereof, and no action has been taken by the Company, its directors, officers or stockholders, in contemplation of the filing of any further amendment relating to or affecting the Bylaws or Charter.

3.          Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted in an unanimous written consent by the Board of Directors of the Company (or a duly authorized committee thereof) on June [__], 2021.  Such resolutions have not been materially amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by the Company’s Board of Directors (or a duly authorized committee thereof) or the stockholders of the Company relating to or affecting (i) the entering into and performance of the Purchase Agreement and the Warrants, or the issuance, offering and sale of the Purchase Shares and the Warrants and (ii) and the performance of the Company of its obligation under the Transaction Documents as contemplated therein.

4.          As of the date hereof, the authorized, issued and reserved capital stock of the Company is as set forth on Exhibit D hereto.

IN WITNESS WHEREOF, I have hereunder signed my name on this ___ day of ____________.

Name:
Title:

The undersigned as _______________ of OCUPHIRE PHARMA, INC., a Delaware corporation, hereby certifies that ___________ is the duly elected, appointed, qualified and acting ________ of _________ and that the signature appearing above is his genuine signature.

Name:
Title:

EXHIBIT D

Information About the Investor Furnished To The Company By Lead Investor
Expressly For Use In Connection With The Initial Prospectus Supplement

Information With Respect to Lead Investor